Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm





The Board of Directors and Stockholders
FNB Bancorp:



We consent to the incorporation by reference in the registration statement (No. 333-9156, 333-98293 and 333-106363) on Form S-8 of FNB Bancorp of our reports dated March 3, 2005, with respect to the consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows of FNB Bancorp for year ended December 31, 2004, which report appears in the December 31, 2006 annual report on Form 10-K of FNB Bancorp.



/s/ KPMG LLP


Sacramento, California
March 9, 2007

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